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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 20, 2000


                           RAMSAY YOUTH SERVICES, INC.
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             (Exact name of Registrant as Specified in its Charter)


    Delaware                         0-13849                      63-0857352
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 (State or Other                   (Commission                 (IRS Employer
 Jurisdiction of                   File Number)              Identification No.)
 Incorporation)


               Columbus Center
        One Alhambra Plaza, Suite 750
            Coral Gables, Florida                                  33134
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  (Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (305) 569-6993
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

         Ramsay Youth Services, Inc. (the "Company") received notification from the Nasdaq Stock Market ("Nasdaq") that the Company's common stock failed to maintain a minimum market value of public float of $5,000,000 over a 30 consecutive trading day period as required for continued listing on the Nasdaq National Market under Maintenance Standard I, as set forth in Marketplace Rule 4450(a)(2). The Company did not regain compliance with Marketplace Rule 4450(a)(2) within the 90 calendar day time period.

         Nasdaq also informed the Company that its common shares may be eligible to be listed on the Nasdaq SmallCap Market. On September 20, 2000, the Company submitted the Nasdaq SmallCap Transfer Listing Application and will continue to take all necessary and appropriate steps to list its common shares on the Nasdaq SmallCap Market. Receipt of such application by Nasdaq will stay the delisting of the Company's common shares until a final determination regarding the application is made. Although the Company believes that it can satisfy all of the requirements for inclusion on the Nasdaq SmallCap Market, there can be no assurance that Nasdaq will approve the Company's application.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired. Not applicable.

         (b)      Pro Forma Financial Information. Not applicable.

         (c)      Exhibits.

                  Exhibit 99.17   Press release dated September 12, 2000





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         RAMSAY YOUTH SERVICES, INC.

Date:  September 20, 2000                BY:  /s/ Marcio C. Cabrera
                                            -----------------------------------
                                            Name:  Marcio C. Cabrera
                                            Title: Executive Vice President and
                                                   Chief Financial Officer









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